EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement of our reports dated March 11, 2009, relating to the consolidated financial statements, the effectiveness of CytRx Corporation’s internal control over financial reporting and schedule of CytRx Corporation appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Los Angeles, California
July 9, 2009